As filed with the Securities and Exchange Commission on August 14, 2015.

Registration No. 333-205828

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CIVISTA BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1558688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 East Water Street

Sandusky, Ohio 44870

(419) 625-4121

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

James O. Miller

President and Chief Executive Officer

Civista Bancshares, Inc.

100 East Water Street

Sandusky, Ohio 44870

(419) 625-4121

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

M. Patricia Oliver, Esq.

Tucker Ellis LLP

950 Main Avenue, Suite 1100

Cleveland, Ohio 44113

(216) 592-5000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum aggregate price per unit (1)	Proposed maximum aggregated offering price (1)	Amount of registration fee (1)
Common Shares, without par value (2)
Preferred Shares, without par value (2)
Debt Securities (3)
Warrants (4)
Depositary Shares (5)
Subscription Rights (6)
Share Purchase Contracts
Share Purchase Units
Units
TOTAL			$50,000,000.00	$5,810

(1)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $50,000,000.00. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to General Instruction II.D. to Form S-3 under the Securities Act of 1933.
(2)	Common shares or preferred shares may be issued in primary offerings, upon conversion of debt securities or preferred shares registered hereby or upon the exercise of warrants or subscription rights to purchase preferred shares or common shares.
(3)	The debt securities to be offered hereunder may consist of one or more series of senior debt securities or subordinated debt securities, or any thereof, as more fully described herein.
(4)	Warrants exercisable for common shares, preferred shares, depositary shares, debt securities or other securities.
(5)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in preferred shares, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.
(6)	Rights evidencing the right to purchase common shares, preferred shares, depositary shares, debt securities or other securities.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 14, 2015

PROSPECTUS

$50,000,000

Common Shares

Preferred Shares

Debt Securities

Warrants

Depositary Shares

Subscription Rights

Share Purchase Contracts

Share Purchase Units

Units

Civista Bancshares, Inc. (“Civista,” “we,” “us,” “our” or the “Company”) may offer from time to time to sell, in one or more series, and in any combination, the securities described in this prospectus.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time that we offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains specific information about the securities and their terms and the manner in which we will offer them for sale. The prospectus supplement also may add or update information contained in this prospectus. You should carefully read this prospectus and the applicable supplement to this prospectus, as well as any documents we have incorporated into this prospectus by reference, before you invest in any of these securities. References herein to “prospectus supplement” are deemed to refer to any pricing supplement or free writing prospectus describing the specific pricing or other terms of the applicable offering that we prepare and distribute.

We may offer and sell these securities through underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters, dealers or agents used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such underwriters, dealers or agents in connection with the sale of these securities, in the applicable prospectus supplement.

Our common shares are listed on the NASDAQ Capital Market under the symbol “CIVB”.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.

Investing in our securities involves risks. See “Risk Factors” on page 1.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                     , 2015.

i

RISK FACTORS

An investment in our securities involves certain risks. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as the same may be updated from time to time by our future filings with the Securities and Exchange Commission (the “SEC”) as well as those contained in any applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with SEC using a “shelf” registration process. Under this shelf registration process, we may sell from time to time, in one or more offerings, on a continuous or delayed basis, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and the applicable prospectus supplement together with the additional information referred to under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or in the supplement to this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another.

The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

This prospectus and the documents we incorporate by reference in this prospectus contain, and future oral and written statements of the Company and its management may contain, forward-looking statements, within the meaning of such term in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information available to management at the time the statements are made, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “bode,” “predict,” “suggest,” “project,” “appear,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “likely,” or other similar expressions. Additionally, all statements in this prospectus and the documents we incorporate by reference in this prospectus, including forward-looking statements, speak only as of the date they are made, and we undertake no obligation to update any statement in light of new information or future events.

Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors that could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries are detailed in the “Risk Factors” section included under Item 1A. of Part I of our most recent Annual Report on Form 10-K and in the “Risk Factors” sections of this prospectus and the applicable prospectus supplement. Additional factors that could cause actual results, performance or achievements to differ from results discussed in the forward-looking statements include, but are not limited to, changes in financial markets or national or local economic conditions; sustained weakness or deterioration in the real estate market; volatility and direction of market interest rates; credit risks of lending activities; changes in the allowance for loan losses; legislation or regulatory changes or actions; increases in FDIC insurance premiums and assessments; changes in tax laws; failure of or breach in our information and data processing systems; unforeseen litigation; increased competition in our market area; and failures to manage growth and/or effectively integrate acquisitions.

These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

CIVISTA BANCSHARES, INC.

Civista Bancshares, Inc. was organized under the laws of the State of Ohio in February, 1987 under the name “First Citizens Banc Corp.” In May 2015, the Company changed to its current name, Civista Bancshares, Inc. The Company is a bank holding company and is registered as a financial holding company under the Gramm-Leach-Bliley Act of 1999, as amended.

Through our subsidiary bank, Civista Bank, we are primarily engaged in the business of community banking, which accounts for substantially all of our revenue, operating income and assets. Civista Bank, an Ohio chartered bank, conducts a general banking business that involves collecting customer deposits, making loans, purchasing securities and offering trust services. Civista Bank maintains its main office at 100 East Water Street, Sandusky, Ohio and operates a loan production office in Mayfield Heights, Ohio and branch banking offices in the following Ohio communities: Sandusky (2), Norwalk (2), Berlin Heights, Huron, Port Clinton, Castalia, New Washington, Shelby (2), Willard, Greenwich, Plymouth, Shiloh, Akron, Dublin, Plain City, Russells Points, Urbana (2), West Liberty, Quincy, Dayton, Miamisburg and Huber Heights. The branches in Dayton, Miamisburg and Huber Heights were acquired as a result of the mergers of TCNB Financial Corp. into the Company and of The Citizens National Bank of Southwestern Ohio into Civista Bank effective March 6, 2015. The consideration paid in this transaction was approximately $17.2 million in cash. In addition to Civista Bank, the Company’s other subsidiaries include First Citizens Insurance Agency, Inc., Water Street Properties, Inc., FC Refund Solutions, Inc., First Citizens Investments, Inc., First Citizens Capital LLC, First Citizens Statutory Trust II, First Citizens Statutory Trust III, First Citizens Statutory Trust IV, Futura TPF Trust I, and Futura TPF Trust II.

At March 31, 2015, we had total consolidated assets of approximately $1.4 billion, total loans (net of allowance) of approximately $969.8 million, total deposits of approximately $1.2 billion and total shareholders’ equity of approximately $118.9 million.

Our principal executive offices and our mailing address is 100 East Water Street, Sandusky, Ohio 44870, and our telephone number is (419) 625-4121.

Additional information about us is included in our filings with the SEC, which are incorporated by reference into this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of the securities offered hereby for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, share repurchases, debt repayment or the financing of possible acquisitions. The prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts.

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the common shares, preferred shares, debt securities, depositary shares, subscription rights, share purchase contracts, share purchase units, units and warrants to purchase the foregoing that we may offer and sell from time to time. When one or more of these securities are offered in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our Articles of Incorporation, as amended (our “Articles of Incorporation”), our Code of Regulations, as amended (our “Code of Regulations”), Ohio Corporation Law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

We may issue securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We will generally issue the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms, limitations, voting powers and relative rights of our capital stock as contained in our Articles of Incorporation, which are incorporated by reference herein. This summary does not purport to be a complete description of the terms and conditions of our capital stock in all respects and is subject to and qualified in its entirety by reference to our Articles of Incorporation, our Code of Regulations, the Ohio General Corporation Law and any other documents referenced in the summary descriptions and from which the summary descriptions are derived. Although we believe this summary covers the material terms and provisions of our capital stock set forth in our Articles of Incorporation, it may not contain all of the information that is important to you.

Common Shares

General

Under our Articles of Incorporation, we are authorized to issue up to 20,000,000 common shares. As of June 30, 2015, 7,843,578 common shares were outstanding and 747,964 common shares were held by Civista as treasury shares.

Liquidation Rights

Each common share entitles the holder thereof to share ratably in Civista’s net assets legally available for distribution to shareholders in the event of Civista’s liquidation, dissolution or winding up, after payment in full of all amounts required to be paid to creditors or provision for such payment, subject to the rights of the holders of our Series B Preferred Shares (collectively, our “Preferred Shares”). (The Company redeemed all Series A Preferred Shares leaving no Series A Preferred Shares outstanding.) With respect to the amounts to be paid upon liquidation, our Preferred Shares rank senior to the common shares.

Preemptive, Conversion and Redemption Rights

Prior to 2000, the Ohio Revised Code provided that, unless the articles of an Ohio corporation state otherwise, the holders of shares of an Ohio corporation have the pre-emptive right, upon the offering or sale for cash of shares of the same class, during a reasonable time and on reasonable terms fixed by the directors, to purchase the shares in proportion to their respective holdings of shares of such class. The law was amended in 2000 to provide that shareholders of an Ohio corporation do not have pre-emptive rights to acquire a corporation’s unissued shares except to the extent otherwise provided in the corporation’s articles. However, as amended, the law provides that the provisions, as they existed prior to the effective date of the 2000 amendment, shall continue to apply to any corporation incorporated prior to the effective date of the amendment, until the shareholders of such corporation adopt an amendment to its articles expressly providing otherwise.

Because Civista was incorporated prior to 2000, and the shareholders of Civista have not amended the Articles of Incorporation to eliminate pre-emptive rights, the holders of Civista common shares have the pre-emptive rights described in Section 1701.15(A) of the Ohio Revised Code, as such section existed prior to amendment in 2000. These pre-emptive rights do not apply, however, to any offering or sale of treasury shares or to any issuance of common shares to shareholders as a share dividend or distribution, upon conversion or exercise of share options or other conversion rights, or under certain other circumstances specified in Section 1701.15(A) of the Ohio Revised Code, as in effect prior to the 2000 amendment.

Dividends

As an Ohio corporation, Civista may, in the discretion of our Board of Directors, generally pay dividends to our shareholders out of surplus, however created, but must notify the shareholders if a dividend is paid out of capital surplus. Our ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends that may be declared and paid by our subsidiaries. Thus, as a practical matter, any restrictions on the ability of our subsidiaries, including Civista Bank, to pay dividends will act as restrictions on the amount of funds available for payment of dividends by Civista.

The ability of Civista Bank to pay dividends is subject to limitations under various laws and regulations and to prudent and sound banking principles. Generally, subject to certain minimum capital requirements, Civista Bank may declare a dividend without the approval of the State of Ohio Division of Financial Institutions so long as the total of the dividends in a calendar year does not exceed Civista Bank’s total net income for that year combined with its retained net income for the two preceding years.

The ability of our subsidiaries to pay dividends to us is also subject to their profitability, financial condition, capital expenditures and other cash flow requirements and contractual obligations.

The dividend rights of holders of our Common Shares are also qualified by and subject to the dividend rights of holders of our Preferred Shares. With respect to the payment of dividends, the Preferred Shares rank senior to the Common Shares. Dividends may not be paid on Common Shares or other capital security ranking junior to the Preferred Shares for any dividend period for which a dividend has been declared but not paid in full until full dividends have been paid or set apart for payment for the Preferred Shares.

Cumulative Voting Rights

Holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of the shareholders. Under Ohio law, shareholders have the right to make a request, in accordance with applicable procedures, to cumulate their votes in the election of directors unless a corporation’s articles of incorporation are amended, in accordance with applicable procedures, to eliminate that right. Cumulative voting allows each shareholder to multiply the number of shares that he or she may be entitled to vote by the total number of Directors to be elected and to cast the entire number of such votes for one candidate or to distribute them among any two or more candidates. The Articles of Incorporation have not been amended to eliminate cumulative voting in the election of directors.

Preferred Shares

General

We are authorized under the Articles of Incorporation to issue up to 200,000 preferred shares, each without par value. On December 19, 2013, the Company completed a public offering of 1,000,000 depositary shares representing 25,000 Series B Preferred Shares resulting in net proceeds of $23.1 million. The net proceeds were used to redeem all Series A Preferred Shares and there are currently no Series A Preferred Shares outstanding. As of June 30, 2015, we had 24,072 preferred shares outstanding, all of which were Series B Preferred Shares. The outstanding Series B Preferred Shares are fully paid and nonassessable.

Our authorized but unissued preferred shares are typically referred to as “blank check” preferred shares. This term refers to preferred shares for which the rights and restrictions are determined by the board of directors of a corporation at the time the preferred shares are issued. Under the Articles of Incorporation, our Board of Directors has the authority, without any further shareholder vote or action, to issue the remaining preferred shares in one or more series, from time to time, with such rights, preferences and relative, participating, optional or other special rights and privileges of, and qualifications, limitations or restrictions upon, the preferred shares, as may be provided in the amendment or amendments to the Articles of Incorporation adopted by our Board of Directors. Under Ohio law, absent a determination by our Board of Directors to establish different voting rights, holders of preferred shares would be entitled to one vote per share on matters to be voted upon by the holders of common shares and preferred shares voting together as a single class. Ohio law also entitles the holders of preferred shares to exercise a class vote on certain matters.

The authority of our Board of Directors includes, but is not limited to, the determination or fixing of the following with respect to preferred shares of any series:

•	the division of the preferred shares into series and the designation and authorized number of shares in each series (up to the number of preferred shares authorized);

•	the voting rights (full, conditional or limited) of the preferred shares of each series (in addition to rights under Ohio law to vote as a class on certain actions);

•	the dividend rates or the amount of dividends to be paid on the preferred shares of each series and whether the dividends are to be cumulative;

•	whether preferred shares are to be redeemable, and, if so, the price or prices at which, and the terms and conditions upon which the preferred shares may be redeemed;

•	the liquidation rights to which the holders of preferred shares will be entitled;

•	whether the preferred shares will be subject to the operation of a sinking fund, and, if so, upon what conditions;

•	whether the preferred shares will be convertible into or exchangeable for shares of any other class or of any other series of any class of capital shares and the terms and conditions of the conversion or exchange;

•	the price or other consideration for which the preferred shares are to be issued;

•	whether the issuance of any additional shares, or of any shares of any other series, will be subject to restrictions; and

•	any other designations, preferences, limitations or rights permitted by the Articles of Incorporation and Ohio law.

Series A Preferred Shares

As described above, there are no Series A Preferred Shares outstanding.

Series B Preferred Shares

On December 19, 2013, the Company completed the public offering of 1,000,000 depositary shares (the “Series B Depositary Shares”), each representing a 1/40th ownership interest in a Noncumulative Redeemable Convertible Perpetual Preferred Share, Series B, of the Company with a liquidation preference of $1,000 per share (the “Series B Preferred Shares”) (equivalent to $25.00 per Series B Depositary Share). The Company sold the maximum of 1,000,000 Series B Depositary Shares in the offering at $25.00 per Series B Depositary Share, resulting in proceeds, net of $1.87 million issuance costs, to the Company of about $23.1 million. Using proceeds from the sale of the Series B Depositary Shares, the Company redeemed all of the Series A Preferred Shares for an aggregate purchase price of $22.9 million, which redemption was completed as of February 15, 2014. The Company’s description of the Series B Preferred Shares and the Series B Depositary Shares is incorporated by reference from the Company’s Form 8-A filed with the SEC on November 12, 2013, which incorporates the descriptions in the Prospectus filed with the SEC on November 5, 2013 (see “ DESCRIPTION OF THE DEPOSITARY SHARES” and “DESCRIPTION OF THE SERIES B PREFERRED SHARES” in that Prospectus). The terms of the Series B Preferred Shares are described below.

Dividends

Holders of Series B Preferred Shares are entitled to receive, when, as, and if declared by our board of directors, out of our assets legally available for payment, noncumulative cash dividends, payable quarterly, at the rate of 6.50% per annum of the liquidation preference, which is initially equivalent to $1.625 per year per depositary share.

Dividends are payable quarterly, when, as and if declared by our board of directors, on March 15, June 15, September 15 and December 15 of each year (or if such day is not a business day, the next business day), commencing March 15, 2014.

Dividends may not be paid on our common shares or any other capital security which ranks junior to the Series B Preferred Shares for any prior dividend period for which a dividend has been declared but not paid in full until full dividends with respect to the Series B Preferred Shares (and, therefore, the depositary shares) for such dividend periods and the then-current dividend period have been paid or set apart for payment; provided that the payment of such dividends for prior dividend periods has been approved by the Federal Reserve.

Redemption

The Series B Preferred Shares are redeemable at our option at any time, in whole or in part, after the sixth anniversary of the issue date of the Series B Preferred Shares, at $1,000 per Series B Preferred Share (equivalent to $25.00 per depositary share), plus declared and unpaid dividends, if any, for the prior and the then-current dividend periods; provided that the payment of such dividends for the prior dividend periods has been approved by the Federal Reserve.

Liquidation Rights

In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of Series B Preferred Shares are entitled to receive a liquidating distribution of $1,000 per share (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common shares or any other class or series of junior shares. Distributions will made only to the extent of our assets that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Series B Preferred Shares and pro rata as to the Series B Preferred Shares and any other shares ranking equally as to such distribution. Holders of Series B Preferred Shares (and, therefore, holders of Series B Depositary Shares) will not be entitled to any other amounts from us after they have received their full liquidating distribution.

Ranking

The Series B Preferred Shares (and, therefore, the Series B Depositary Shares) are, with respect to dividends and upon liquidation, dissolution or winding-up: (i) junior to all our existing and future debt obligations; (ii) junior to each class of capital shares or series of preferred shares, the terms of which expressly provide that it ranks senior to the Series B Preferred Shares; (iii) on parity with each other class of our capital shares or series of preferred shares, the terms of which expressly provide that it ranks on parity with the Series B Preferred Shares; and (iv) senior to all classes of our common shares or series of preferred shares, the terms of which do not expressly provide that it ranks senior to or on parity with the Series B Preferred Shares.

Voting Rights

Except as otherwise required by Ohio law and as set forth herein, a holder of Series B Preferred Shares (and, therefore, a holder of depositary shares) will have no voting rights. The consent of the holders of at least two-thirds (2/3) of the Series B Preferred Shares (and, therefore, the depositary shares), voting as a class, is required to (i) amend, alter or repeal any provision of our Articles of Incorporation, as amended or the certificate of designation under which the Series B Preferred Shares have been created in a manner that would materially and adversely affect the rights, preferences, powers or privileges of the Series B Preferred Shares, (ii) create, authorize, issue or increase the authorized or issued amount of any class or series of our equity securities that is senior to or on parity with the Series B Preferred Shares as to dividend rights, or rights upon our liquidation, dissolution or winding-up or (iii) enter into or consummate certain reclassifications of our common shares or certain business combinations.

The consent of the holders of the Series B Preferred Shares (and, therefore, the holders of depositary shares) will not be required in connection with (i) the increase in the amount of authorized number of Series B Preferred Shares; (ii) the issuance of additional Series B Preferred Shares; or (iii) the increase, authorization or issuance of equity securities which are on parity with the Series B Preferred Shares as to dividend rights, or rights upon liquidation, dissolution or winding up, unless such equity securities have cumulative dividend rights.

No Maturity

The Series B Preferred Shares do not have any maturity date, and we are not required to redeem the Series B Preferred Shares. Accordingly, the Series B Preferred Shares will remain outstanding indefinitely, unless and until we decide to redeem them and we receive prior approval of the Federal Reserve to do so.

Conversion Right

Each Series B Preferred Share, at the option of the holder, is convertible at any time into the number of our common shares equal to $1,000 divided by the conversion price then in effect. Accordingly, each Series B Depositary Share is convertible at the option of the holder into the number of our common shares equal to $25.00 divided by the conversion price then in effect. The initial conversion price of $7.82 is equivalent to a 19.4% premium over $6.55 per common share, the last reported sale price of our common shares on October 31, 2013. Except as otherwise provided, the Series B Preferred Shares (and, therefore, the Series B Depositary Shares) are only convertible into our common shares. Cash will be paid in lieu of issuing any fractional share interest. This conversion price is also subject to anti-dilution adjustments upon the occurrence of certain events. All of the Series B Depositary Shares and the common shares issued upon any conversion of the Series B Depositary Shares are freely tradable without restriction under the Securities Act, except for shares held by our “affiliates.”

Mandatory Conversion at our Option

On or after the sixth anniversary of the issue date of the Series B Preferred Shares (December 19, 2016), we may, at our option, require holders of the Series B Preferred Shares (and, therefore, the Series B Depositary Shares) to convert each Series B Preferred Share into the number of our common shares equal to the quotient achieved when $1,000 is divided by the conversion price then in effect. Accordingly, each Series B Depositary Share is convertible into the number of our common shares equal to $25.00 divided by the conversion price then in effect. We may exercise this option only if: (i) the closing sale price for our common shares equals or exceeds 120% of the then prevailing conversion price for at least 20 trading days in a period of 30 consecutive trading days (including the last trading day of such period) ending on the fifth trading day immediately prior to our issuance of a press release announcing our exercise of this option; and (ii) we have declared and paid full dividends on the Series B Preferred Shares (and, therefore, the Series B Depositary Shares) for four consecutive quarters prior to the issuance of the press release.

ANTI-TAKEOVER EFFECTS OF ARTICLES OF INCORPORATION,

CODE OF REGULATIONS AND OHIO LAW

Certain provisions in our Articles of Incorporation, Code of Regulations and the Ohio Revised Code could discourage potential takeover attempts and make attempts by shareholders to change management more difficult. These provisions could adversely affect the market price of our shares.

Special Voting Requirements

Article SIXTH of the Articles of Incorporation sets forth certain requirements in connection with the approval or authorization of any of the following types of business combinations:

•	any merger or consolidation involving Civista or any subsidiary of Civista;

•	any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of Civista or any subsidiary of Civista;

•	any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of any entity to Civista or any subsidiary of Civista;

•	any issuance, sale, exchange, transfer or other disposition by Civista or any subsidiary of Civista of any corporation;

•	any recapitalization or reclassification of Civista’s securities or other transaction that would have the effect of increasing the voting power of a “related person” (as defined below);

•	any liquidation, spin-off, split-up or dissolution of Civista; and

•	any agreement, contract or other arrangement providing for any of the foregoing transactions.

For purposes of Article SIXTH, “related person” generally means any person, entity or group, including any affiliate or associate thereof (other than Civista, any wholly-owned subsidiary of Civista, or any trustee of, or fiduciary with respect to, any plan when acting in such capacity) that, at the time any business combination is agreed to, authorized or approved, is the beneficial owner of not less than 10% of the Common Shares entitled to vote on such business combination.

Article SIXTH provides that, when evaluating a business combination or any tender or exchange offer, the Board of Directors of Civista shall consider, without limitation: (i) the social and economic effects of the transaction on Civista and its subsidiaries, employees, customers, creditors and community; (ii) the business and financial conditions and earning prospects of the acquiring person or persons; and (iii) the competence, experience and integrity of the acquiring person or persons and its or their management.

Article SIXTH further provides that the affirmative vote of the holders of not less than 80% of each class of Civista common shares entitled to vote on the transaction shall be required for the approval of any business combination in which a related person has an interest (except proportionately as a shareholder); provided, however, that the 80% voting requirement shall not be applicable if (i) the continuing directors, who at the time constitute at least a majority of the Board of Directors of Civista, have approved the business combination by at least two-thirds vote or (ii) certain conditions relating to the fairness of the transaction have been satisfied. If the 80% voting requirement is inapplicable, any business combination requiring shareholder approval may be authorized by the affirmative vote of the holders of Civista common shares entitling them to exercise a majority of the voting power of Civista in accordance with Article FIFTH of the Articles of Incorporation.

Article SEVENTH of the Articles of Incorporation provides that no amendment of the Articles of Incorporation shall be effective to amend, alter or repeal any of the provisions of Article SIXTH unless such amendment shall receive the affirmative vote of the holders of not less than 80% of the Civista common shares entitled to vote thereon; provided, however, that the 80% voting requirement shall not be applicable if such amendment shall have been proposed and authorized by the Board of Directors of Civista by the affirmative vote of at least two-thirds of the continuing directors.

Limited Shareholder Action by Written Consent

The Ohio Revised Code requires that an action by written consent of the shareholders in lieu of a meeting be unanimous, except that the code of regulations may be amended by an action by written consent of holders of shares entitling them to exercise two-thirds of the voting power of the corporation or, if the articles of incorporation or code of regulations otherwise provide, such greater or lesser amount, but not less than a majority. This provision may have the effect of delaying, deferring or preventing a tender offer or takeover attempt that a shareholder might consider to be in its best interest.

Control Share Acquisition Act

The Ohio Revised Code provides that certain notice and informational filings, and special shareholder meeting and voting procedures, must occur prior to any person’s acquisition of an issuer’s shares that would entitle the acquirer to exercise or direct the voting power of the issuer in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third of such voting power;

•	one-third or more but less than a majority of such voting power; or

•	a majority or more of such voting power.

The Control Share Acquisition Act does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Control Share Acquisition Act.

Merger Moratorium Statute

Chapter 1704 of the Ohio Revised Code generally addresses a wide range of business combinations and other transactions (including mergers, consolidations, asset sales, loans, disproportionate distributions of property and disproportionate issuances or transfers of shares or rights to acquire shares) between an Ohio corporation and an “Interested Shareholder” who, alone or with others, may exercise or direct the exercise of at least 10% of the voting power of the corporation in the election of directors. The Merger Moratorium Statute prohibits such transactions between the corporation and the Interested Shareholder for a period of three years after a person becomes an Interested Shareholder, unless, prior to such date, the directors approved either the business combination or other transaction or approved the acquisition that caused the person to become an Interested Shareholder.

Following the three-year moratorium period, the corporation may engage in the covered transaction with the Interested Shareholder if:

•	the transaction receives the approval of the holders of shares entitling them to exercise at least two-thirds of the voting power of the corporation in the election of directors or the approval of the holders of a majority of the voting shares held by persons other than an Interested Shareholder; or

•	the remaining shareholders receive an amount for their shares equal to the higher of the highest amount paid in the past by the Interested Shareholder for the corporation’s shares or the amount that would be due to the shareholders if the corporation were to dissolve.

The Merger Moratorium Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Merger Moratorium Statute.

Anti-Greenmail Statute

Pursuant to the Ohio Anti-Greenmail Statute (Section 1707.043 of the Ohio Revised Code), a public corporation formed in Ohio may recover profits that a shareholder makes from the sale of the corporation’s securities within 18 months after making a proposal to acquire control or publicly disclosing the possibility of a proposal to acquire control. The corporation may not, however, recover from a person who proves either: (1) that his sole purpose in making the proposal was to succeed in acquiring control of the corporation and there were reasonable grounds to believe that he would acquire control of the corporation; or (2) that his purpose was not to increase any profit or decrease any loss in the shares. Also, before the corporation may obtain any recovery, the aggregate amount of the profit realized by such person must exceed $250,000. Any shareholder may bring an action on behalf of the corporation if a corporation refuses to bring an action to recover these profits. The party bringing such an action may recover his attorneys’ fees if the court having jurisdiction over such action orders recovery of any profits.

The Anti-Greenmail Statute does not apply to a corporation if its articles of incorporation or code of regulations so provide. We have not opted out of the application of the Anti-Greenmail Statute.

Banking Laws

The ability of a third party to acquire the Company is also subject to applicable banking laws and regulations. The Bank Holding Company Act of 1956 (the “BHCA”) and the regulations thereunder require any “bank holding company,” as defined in the BHCA, including a “financial holding company” such as the Company, to obtain the approval of the Federal Reserve prior to acquiring more than 5% of the outstanding shares of a class of our voting shares. Any person other than a financial or bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of the outstanding shares of a class of our voting shares under the Change in Bank Control Act of 1978. Any holder of 25% or more (or between 10% and 25%, if the holder is unable to rebut the presumption that it controls the Company) of the outstanding shares of a class of our voting shares, other than an individual, is subject to supervision and regulation as a bank holding company under the BHCA. In calculating a holder’s aggregate ownership of our common shares for purposes of these banking regulations, the Federal Reserve likely would include at least the minimum number of shares (and could instead include the maximum number of shares) of our common shares that a holder is entitled to receive pursuant to securities convertible into or settled in our common shares.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any modifications or supplements that we may enter into with the trustee. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities, subordinated debt securities or junior subordinated debt securities, and any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;

•	whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•	whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•	if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common shares, preferred shares or other shares or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

•	any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the rights of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.

The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent material.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital shares.

Consolidation, Merger and Transfer of Assets

Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and expressly assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture, and no event that after notice or lapse of time or both, would become an event of default exists; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that the transaction and the supplemental indenture in connection with the transaction comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Modification and Waiver

Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of, or interest on, any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:

•	waive compliance by us with certain restrictive provisions of the indenture; and

•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal or premium, if any, of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•	failure to make a sinking fund payment when due;

•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of not less than 33% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events of bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.

The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity.

If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.

Satisfaction and Discharge; Release from Covenants

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced and paid in accordance with the indenture, as and when the same has become due and payable;

•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced and paid as provided in the indenture; or

•	we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;

then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture, and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Discharge of Obligations; Release from Covenants. Unless otherwise indicated in the applicable prospectus supplement, the Indenture provides that with respect to any debt securities of any series either:

•	we may be discharged from all of our obligations with respect to such debt securities, with certain exceptions described below (“Discharge”); or

•	we may be released from our obligations with respect solely to our covenants with respect to such debt securities, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“Covenant Release”); or

•	we may elect to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“Elective Covenant Release”).

In addition, the Indenture permits us to omit in any particular instance to comply with certain terms, covenants, or restrictions specified with respect to the Debt Securities of any series, if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Debt Securities of all series and Tranches with respect to which compliance with such term, covenant or restriction is to be omitted shall expressly waive compliance with such term, provision or condition. Until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

We must comply with the following conditions before the Discharge or Covenant Release can be effected:

•	we must irrevocably deposit with the trustee solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•	in the case of a Discharge we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Discharge, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such Discharge or Covenant Release, as the case may be, had not occurred.

The applicable prospectus supplement may further describe any provisions permitting or restricting Discharge or Covenant Release with respect to the debt securities of a particular series; and shall provide for the conditions required before an Elective Covenant Release can be effected.

Global Securities

If so indicated in the applicable prospectus supplement, each debt security offered by that prospectus supplement will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue paper securities for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

Unless stated otherwise on the applicable prospectus supplement, we will give notices to holders of the debt securities by mail at the addresses listed in the security register.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939 is applicable.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, preferred shares, common shares, other securities of the Company or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:

•	the title and specific designation of the warrants;

•	the aggregate number of warrants offered;

•	the amount of warrants outstanding, if any;

•	the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price or prices of the warrants;

•	provisions for changes to or adjustments in the exercise price;

•	the dates or periods during which the warrants are exercisable;

•	the designation and terms of any securities with which the warrants are issued;

•	if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;

•	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

•	any minimum or maximum amount of warrants that may be exercised at any one time;

•	the anti-dilution provisions of the warrants, if any;

•	if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and

•	any other material terms of the warrants.

Holders of warrants, before exercising their warrants, will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF DEPOSITARY SHARES

This following is a summary of the general terms of the deposit agreement to govern any depositary shares we may offer representing fractional interests in our preferred shares, the depositary shares themselves and the related depositary receipts. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the relevant deposit agreement and depositary receipt with respect to the depositary shares relating to any particular series of preferred shares. The specific terms of any depositary shares we may offer will be described in the applicable prospectus supplement. If so described in the applicable prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

General

We may offer fractional interests in our preferred shares, rather than full preferred shares, most likely in the event that our then authorized but yet undesignated preferred shares are not sufficient to offer full preferred shares. If we do, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interest in a share of a particular series of preferred shares.

The shares of any series of preferred shares underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company having its principal office in the U.S. and having a combined capital and surplus of such amount as may be set forth in the applicable prospectus supplement, which we refer to in this section as the depositary. We will name the depositary in the applicable prospectus supplement and the address of its principal executive office. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred shares underlying the depositary share. Those rights include any dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued under the deposit agreement. If you purchase fractional interests in shares of the related series of preferred shares, you will receive depositary receipts as described in the applicable prospectus supplement.

Unless we specify otherwise in the applicable prospectus supplement, you will not be entitled to receive the whole shares of preferred shares underlying the depositary shares.

Dividend Rights

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred shares underlying the depositary shares to each record holder of depositary shares based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary shares.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record holders of depositary shares, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and distribution of the net proceeds from this sale to the applicable holders.

The deposit agreement will also contain provisions relating to how any subscription or similar rights offered by us to holders of the preferred shares will be made available to the holders of depositary shares.

Voting Rights

When the depositary receives notice of any meeting at which the holders of the preferred shares may vote, the depositary will mail information about the meeting contained in the notice, and any accompanying proxy materials, to the record holders of the depositary shares relating to the preferred shares. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred shares, will be entitled to instruct the depositary as to how the preferred shares underlying the holder’s depositary shares should be voted.

Conversion or Exchange Rights

If any series of preferred shares underlying the depositary shares is subject to conversion or exchange, the applicable prospectus supplement will describe the rights or obligations of each record holder of depositary receipts to convert or exchange the depositary shares.

Redemption

If the series of preferred shares underlying the depositary shares is subject to redemption, all or a part of the depositary shares will be redeemed from the redemption proceeds of that series of preferred shares held by the depositary. The redemption price per depositary share will bear the same relationship to the redemption price per preferred share that the depositary share bears to the underlying preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred shares redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as determined by the depositary.

After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will cease, except the right to receive money or other property that the holders of the depositary shares were entitled to receive upon the redemption. Payments will be made when holders surrender their depositary receipts to the depositary.

Taxation

Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred shares represented by the depositary shares. The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the purchase and ownership of the depositary shares and the preferred shares represented by the depositary shares, to the extent material.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary at any time. However, certain amendments as specified in the applicable prospectus supplement will not be effective unless approved by the record holders of at least a majority of the depositary shares then-outstanding. A deposit agreement may be terminated by us or the depositary only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred shares of the relevant series in connection with our liquidation, dissolution or winding up of our business and the distribution has been distributed to the holders of the related depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay associated charges of the depositary for the initial deposit of the preferred shares and any redemption of the preferred shares. Holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges that are stated to be their responsibility in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us. We may also remove the depositary at any time. Resignations or removals will take effect when a successor depositary is appointed and it accepts the appointment.

DESCRIPTION OF SUBSCRIPTION RIGHTS

This following is a summary of the general terms of the subscription rights to purchase common shares or other securities that we may offer to shareholders using this prospectus. This summary does not purport to be complete in all respects and is subject to and qualified entirely by reference to the applicable forms of subscription agent agreement and subscription certificate for a full understanding of all terms of any series of subscription rights.

Subscription rights may be issued independently or together with any other security and may or may not be transferable. As part of any subscription rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such subscription rights offering. If we issue subscription rights, they will be governed by a separate subscription agent agreement that we will sign with a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will describe the specific terms of the offering and the subscription rights, including the record date for shareholders entitled to the subscription rights distribution, the number of subscription rights issued and the number of common shares or other securities that may be purchased upon exercise of the subscription rights, the exercise price of the subscription rights, the date on which the subscription rights will become effective and the date on which the subscription rights will expire, and a description of U.S. federal income tax consequences relating to the subscription rights, to the extent material.

In general, a subscription right entitles the holder to purchase for cash a specific number of common shares or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue subscription rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

•	the record date for shareholders entitled to receive the subscription rights;

•	the number of common shares or other securities that may be purchased upon exercise of each subscription right;

•	the exercise price of the subscription rights;

•	whether the subscription rights are transferable;

•	the period during which the subscription rights may be exercised and when they will expire;

•	the steps required to exercise the subscription rights;

•	whether the subscription rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments; and

•	whether we intend to sell the common shares or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement.

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date of a subscription rights offering, all unexercised subscription rights will become void.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of securities at a future date or dates, which we refer to in this prospectus as “Share Purchase Contracts.” The price per common share, and number of common shares may be fixed at the time the Share Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Share Purchase Contracts. The Share Purchase Contracts may be issued separately or as a part of units consisting of a Share Purchase Contract and our debt securities or debt obligations of third parties, including Treasury securities, securing the holders’ obligations to purchase the shares of our common shares under the Share Purchase Contracts, which we refer to in this prospectus as “Share Purchase Units.” The Share Purchase Contracts may require holders to secure their obligations thereunder in a specified manner. The Share Purchase Contracts also may require us to make periodic payments to the holders of the Units or vice-versa and such payments may be unsecured or prefunded on some basis.

The applicable prospectus supplement will describe the terms of any Share Purchase Contracts or Share Purchase Units. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the Share Purchase Contracts, and, if applicable, collateral or depositary arrangements, relating to the Share Purchase Contracts or Share Purchase Units. The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the Share Purchase Units and the Share Purchase Contracts, to the extent material.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, common shares, preferred shares or warrants or any combination of such securities, including guarantees of any securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:

•	the terms of the units and of any of the debt securities, common shares, preferred shares, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, or through a combination of any of these sales methods or through any other method permitted by law (including in “at the market” equity offerings as defined in Rule 415 of the Securities Act). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering, including:

•	the name or names of the underwriters, dealers or agents, if any, and the types and amounts of securities underwritten or purchased by each of them;

•	the public offering price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed or quoted.

Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

If the offering is made in a firm commitment underwriting, the underwriters will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time, who may also be referred to as “underwriters”. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common shares or other outstanding securities, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common shares are no longer listed on the NASDAQ Capital Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Tucker Ellis LLP of Cleveland, Ohio. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2014 and 2013 and for each of the years in the two-year period ended December 31, 2014 have been incorporated by reference in this prospectus in reliance upon the report of S.R. Snodgrass, P.C., registered independent public accountants, incorporated by reference herein and therein and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and file with the SEC proxy statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as required of a U.S. listed company. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at-1800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or on our website at www.civb.com. However, other than our available SEC filings, the information on, or that can be accessible through, our website does not constitute a part of, and is not incorporated by reference in, this prospectus. Written requests for copies of the documents we file with the SEC should be directed to Civista Bancshares, Inc., 100 East Water Street, Sandusky, Ohio 44870, Attention: James E. McGookey, telephone: (419) 625-4121.

This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering (other than information “furnished” rather than “filed” and information that is modified or superseded by subsequently filed documents prior to the termination of this offering):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 13, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on May 8, 2015;

•	Our Current Reports on Form 8-K filed with the SEC on January 9, 2015, January 20, 2015, February 4, 2015, March 18, 2015, March 20, 2015, April 10, 2015, April 21, 2015, April 22, 2015, May 1, 2015, July 10, 2015, July 21, 2015, July 23, 2015, and July 31, 2015; and

•	The description of our Common Shares included in our Current Report on Form 8-K filed with the SEC on July 23, 2015, including all amendments and reports filed for the purpose of updating such description.

•	The descriptions of our outstanding Series B Depositary Shares and our Series B Preferred Shares included in our Registration Statement on Form 8-A filed with the SEC on November 12, 2013, including all amendments and reports filed for the purpose of updating such descriptions.

We will provide without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus and a copy of any or all other contracts or documents which are referred to in this prospectus. Requests should be directed to:

Civista Bancshares, Inc.

Attention: James E. McGookey

100 East Water Street, Sandusky, Ohio 44870

Telephone number: (419) 625-4121

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth our estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions.

SEC Registration Fee	$5,810
Trustee Fees	*
Printing Expenses	*
Rating Agency Fees	*
Legal Fees and Expenses	*
Accounting Fees and Expenses	*
State Taxes and Fees	*
Federal Taxes	*
Miscellaneous	*
Total	*

*	These expenses are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.

Item 15. Indemnification of Directors and Officers

Ohio General Corporation Law

Division (E) of Section 1701.13 of the Ohio Revised Code grants corporations broad powers to indemnify directors, officers, employees and agents. Division (E) of Section 1701.13 provides:

(1) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit, or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if the person had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, the person had reasonable cause to believe that the person’s conduct was unlawful.

(2) A corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any of the following:

(a) Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper;

(b) Any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Revised Code.

(3) To the extent that a director, trustee, officer, employee, member, manager, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, or in defense of any claim, issue, or matter in the action, suit, or proceeding, the person shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by the person in connection with the action, suit, or proceeding.

(4) Any indemnification under division (E)(1) or (2) of this section, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the director, trustee, officer, employee, member, manager, or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in division (E)(1) or (2) of this section. Such determination shall be made as follows:

(a) By a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with the action, suit, or proceeding referred to in division (E)(1) or (2) of this section;

(b) If the quorum described in division (E)(4)(a) of this section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years;

(c) By the shareholders;

(d) By the court of common pleas or the court in which the action, suit, or proceeding referred to in division (E)(1) or (2) of this section was brought.

Any determination made by the disinterested directors under division (E)(4)(a) or by independent legal counsel under division (E)(4)(b) of this section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under division (E)(2) of this section, and, within ten days after receipt of that notification, the person shall have the right to petition the court of common pleas or the court in which the action or suit was brought to review the reasonableness of that determination.

(5) (a) Unless at the time of a director’s act or omission that is the subject of an action, suit, or proceeding referred to in division (E)(1) or (2) of this section, the articles or the regulations of a corporation state, by specific reference to this division, that the provisions of this division do not apply to the corporation and unless the only liability asserted against a director in an action, suit, or proceeding referred to in division (E)(1) or (2) of this section is pursuant to section 1701.95 of the Revised Code, expenses, including attorney’s fees, incurred by a director in defending the action, suit, or proceeding shall be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the director in which the director agrees to do both of the following:

(i) Repay that amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that the director’s action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the corporation or undertaken with reckless disregard for the best interests of the corporation;

(ii) Reasonably cooperate with the corporation concerning the action, suit, or proceeding.

(b) Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, member, manager, or agent in defending any action, suit, or proceeding referred to in division (E)(1) or (2) of this section, may be paid by the corporation as they are incurred, in advance of the final disposition of the action, suit, or proceeding, as authorized by the directors in the specific case, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, member, manager, or agent to repay that amount, if it ultimately is determined that the person is not entitled to be indemnified by the corporation.

(6) The indemnification or advancement of expenses authorized by this section shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification or advancement of expenses under the articles, the regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, member, manager, or agent and shall inure to the benefit of the heirs, executors, and administrators of that person. A right to indemnification or to advancement of expenses arising under a provision of the articles or the regulations shall not be eliminated or impaired by an amendment to that provision after the occurrence of the act or omission that becomes the subject of the civil, criminal, administrative, or investigative action, suit, or proceeding for which the indemnification or advancement of expenses is sought, unless the provision in effect at the time of that act or omission explicitly authorizes that elimination or impairment after the act or omission has occurred.

(7) A corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against that liability under this section. Insurance may be purchased from or maintained with a person in which the corporation has a financial interest.

(8) The authority of a corporation to indemnify persons pursuant to division (E)(1) or (2) of this section does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to divisions (E)(5), (6), and (7) of this section. Divisions (E)(1) and (2) of this section do not create any obligation to repay or return payments made by the corporation pursuant to division (E)(5), (6), or (7).

(9) As used in division (E) of this section, “corporation” includes all constituent entities in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, trustee, member, manager, or agent of such a constituent entity, or is or was serving at the request of such constituent entity as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust, or other enterprise, shall stand in the same position under this section with respect to the new or surviving corporation as the person would if the person had served the new or surviving corporation in the same capacity.

Articles of Incorporation and Code of Regulations

Pursuant to Article EIGHTH of the Articles of Incorporation, Civista has the power to indemnify its present and past directors, officers, employees and agents to the fullest extent permitted under the Ohio Revised Code. Article VIII of the Code of Regulations provides that Civista will indemnify, to the fullest extent permitted or authorized by applicable law, any person made or threatened to be made a party to any suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or employee of Civista, or is or was serving at the request of Civista as a director, trustee, officer, or employee of a bank, or other corporation, partnership, joint venture, trust or other enterprise. In order to receive indemnification, the person must have acted in good faith and in a manner that he or she reasonably believed to be in and not opposed to the best interest of Civista. With regard to any criminal action or proceeding, Civista will indemnify the person if he or she had no reasonable cause to believe his or her conduct was unlawful. Civista will not indemnify a person with respect to such person’s willful misconduct.

As a condition precedent to Civista providing such indemnification, the person to be indemnified must (i) promptly notify Civista of any actual or potential action, suit or proceeding, (ii) except with respect to a criminal proceeding, authorize and permit Civista, in its sole discretion, to choose any legal counsel to defend and otherwise handle the action, suit or proceeding and related matters, (iii) except with respect to a criminal proceeding, permit Civista to assume total, complete and exclusive control of the action, suit or proceedings and all related proceedings and matters, and (iv) in all respects, cooperate with Civista and its counsel in the defense and/or settlement of the action, suit or proceeding and in the prosecution and/or settlement of any counterclaims, cross-claims and defenses.

The indemnification provided by Civista’s Code of Regulations is not exclusive of any other rights to which any person seeking indemnification may be entitled, both as to action in his or her official capacity and as to action in another capacity while holding such office. In addition, such indemnification will continue as to a person who has ceased to be a director, trustee, officer or employee and will inure to the benefit of such person’s heirs, executors and administrators.

Insurance

Civista’s Articles of Incorporation provide that, upon the vote of a majority of its Board of Directors, Civista may purchase and maintain insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed under the Articles of Incorporation. Civista has purchased and maintains insurance policies that insure its directors and officers against certain liabilities that might be incurred by them in their capacities as directors and officers.

Item 16. Exhibits

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement.*

1.2	Form of Placement Agent Agreement.*

3.1	Composite Articles of Incorporation of Civista Bancshares, Inc. and amendments thereto.**

3.2	Amended and Restated Code of Regulations of Civista Bancshares, Inc., (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 16, 2009 (File No. 0-25980)).

4.1	Form of Express Terms of Preferred Shares.*

4.2	Form of Preferred Share Certificate.*

4.3	Form of Warrant and Warrant Certificate.*

4.4	Form of Indenture.**

4.5	Form of Senior Debt Security.*

4.6	Form of Subordinated Debt Security.*

4.7	Form of Purchase Contract Agreement.*

4.8	Form of Deposit Agreement and Depositary Receipt.*

4.9	Form of Subscription Certificate.*

4.10	Form of Subscription Agent Agreement.*

4.11	Form of Unit Agreement and Unit Certificate.*

5.1	Opinion of Tucker Ellis LLP (including consent) (filed herewith).

23.1	Consent of S.R. Snodgrass, P.C. (filed herewith)

23.2	Consent of Tucker Ellis LLP (included in Exhibit 5.1).

24.1	Power of Attorney.**

25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.***

*	To be filed, if applicable, either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.
**	Filed with this registration statement on July 23, 2015.
***	To be filed in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to the registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange A (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 14th day of August, 2015.

CIVISTA BANCSHARES, INC.

By:	/s/ James O. Miller
James O. Miller, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Pre-effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on August 14, 2015.

Signature	Title

/s/ James O. Miller James O. Miller	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ Todd A. Michel* Todd A. Michel	Senior Vice President and Controller (Principal Accounting Officer; Principal Financial Officer)

/s/ Allen R. Nickles * Allen R. Nickles	Director

/s/ Allen R. Maurice * Allen R. Maurice	Director

/s/ Daniel J. White * Daniel J. White	Director

/s/ Dennis E. Murray, Jr. * Dennis E. Murray, Jr.	Director

/s/ David A. Voight * David A. Voight	Director

/s/ J. William Springer * J. William Springer	Director

/s/ Thomas A. Depler * Thomas A. Depler	Director

*	This Pre-effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed on behalf of the officers and directors by James E. McGookey, as attorney-in-fact, pursuant to a Power of Attorney filed as Exhibit 24.1 to this Registration Statement on Form S-3.

By:

/s/ James E. McGookey
James E. McGookey, Executive Vice President and General Counsel, Attorney-In-Fact

INDEX TO EXHIBITS

1.1	Form of Underwriting Agreement.*

1.2	Form of Placement Agent Agreement.*

3.1	Composite Articles of Incorporation of Civista Bancshares, Inc. and amendments thereto.**

3.2	Amended and Restated Code of Regulations of Civista Bancshares, Inc., (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 16, 2009 (File No. 0-25980)).

4.1	Form of Express Terms of Preferred Shares.*

4.2	Form of Preferred Share Certificate.*

4.3	Form of Warrant and Warrant Certificate.*

4.4	Form of Indenture.**

4.5	Form of Senior Debt Security.*

4.6	Form of Subordinated Debt Security.*

4.7	Form of Purchase Contract Agreement.*

4.8	Form of Deposit Agreement and Depositary Receipt.*

4.9	Form of Subscription Certificate.*

4.10	Form of Subscription Agent Agreement.*

4.11	Form of Unit Agreement and Unit Certificate.*

5.1	Opinion of Tucker Ellis LLP (including consent) (filed herewith).

23.1	Consent of S.R. Snodgrass, P.C. (filed herewith)

23.2	Consent of Tucker Ellis LLP (included in Exhibit 5.1).

24.1	Power of Attorney.**

25.1	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.***

*	To be filed, if applicable, either by amendment or as an exhibit to a report filed under the Exchange Act, and incorporated herein by reference.
**	Filed with this registration statement on July 23, 2015.
***	To be filed in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.